Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Dole plc

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, par value $0.01 per share	(1)	457(r)	11,917,263	$13.25	$157,903,734.75	0.0001531	$24,175.07

Total Offering Amounts:							$157,903,734.75		24,175.07
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$24,175.07

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Offering Note(s)

(1)	Payment of the registration fee at the time of filing of the Registrant’s Registration Statement on Form F-3 (File No. 333-290010) on September 3, 2025 was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), and is paid herewith.

The proposed maximum offering price per ordinary share and the proposed maximum aggregate offering price have been provided in accordance with Rule 457(r) under the Securities Act.